Exhibit 99.4

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF OHIO
EASTERN DIVISION

:
UNITED STATES SECURITIES AND	:
EXCHANGE COMMISSION	:
:
Plaintiff,	:
:
v.	:	CIVIL ACTION NO. 2:05CV538
:
:
HUNTINGTON BANCSHARES, INC.,	:
THOMAS E. HOAGLIN,	:
MICHAEL J. MCMENNAMIN, and	:
JOHN VAN FLEET, CPA	:
:
Defendants.	:
:

COMPLAINT

     Plaintiff United States Securities and Exchange Commission (“SEC” or “Commission”), for its Complaint against defendants Huntington Bancshares, Inc. (“Huntington,” or the “Bank”), Thomas E. Hoaglin (“Hoaglin”), Michael J. McMennamin (“McMennamin”) and John Van Fleet (“Van Fleet”) (collectively the “Defendants”), alleges as follows:

SUMMARY OF ALLEGATIONS

     1. This matter involves financial reporting fraud in connection with Huntington’s financial statements included in the annual reports the Bank filed with the Commission for fiscal years 2001 and 2002 in violation of Sections 17(a)(2) and 17(a)(3) of the Securities Act.1 In both years, Huntington reported inflated earnings in its financial statements, enabling the Bank to meet or exceed Wall Street analyst earnings per share (“EPS”) expectations and to meet internal EPS targets (“Target EPS”) that determined the bonuses of senior management. Using improper accounting that was qualitatively material, Huntington overstated 2001 operating earnings by $8.5 million ($.04 per share) and 2002 operating earnings by $17.1 million ($.08 per share). Without the misstatements, Huntington’s earnings would have fallen short of analyst operating earnings expectations in both years and in 2002 bonuses for Hoaglin and McMennamin, the Bank’s CEO and CFO, respectively, would have been eliminated and the bonus for Van Fleet, the Bank’s controller, would have been reduced. In 2001 and 2002, Huntington offered and sold securities pursuant to Forms S-3 and S-8 registration statements filed with the Commission under the Securities Act. The registration statements incorporated by reference materially misleading reports filed under Section 13(a) of the Exchange Act and Rule 13a-1 thereunder containing the above-described overstatements of earnings.

     2. Beginning in August 2002 and continuing through January 15, 2003, Huntington conducted seven due diligence meetings for the purpose of addressing financial reporting and accounting issues relevant to the certification of financial statements by Hoaglin and McMennamin, as required by the Commission under its order dated June 27, 2002 and the Sarbanes-Oxley Act of 2002 (the “Act”), 15 U.S.C. §§ 7201 et seq. The Act required Hoaglin and McMennamin, the Bank’s signing officers, to each certify that he had reviewed the financial reports at issue and that the statements of material fact contained therein were true, that no statement of material fact had been omitted, and that, based on such officer’s knowledge, the financial statements and other financial information included in the report fairly presented in all material respects the financial condition and

[1]	Establishing violations of Section 17(a)(2) and 17(a)(3) does not require a showing of scienter. Aaron v. SEC, 446 U.S. 680, 697 (1980).

results of operations of Huntington. Van Fleet, in consultation with outside counsel, initiated this due diligence process.

     3. On or about March 20, 2003, following the due diligence meetings, Hoaglin and McMennamin signed and certified Huntington’s 2002 Annual Report on Form 10-K under the provisions of the Act. At that time, Hoaglin and McMennamin signed and certified the 2002 Form 10-K, which contained untrue statements of material fact and omitted to state material facts necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading.

     4. In connection with the 2001 and 2002 annual reports filed with the Commission and disseminated to the public, Huntington engaged in improper accounting practices, enabling it to meet or exceed analysts’ expectations and to pay incentive based bonuses. Those practices included up front recognition of loan and lease origination fees that were required by accounting rules to be deferred and amortized over the term of the loan or lease; improper capitalization of commission expenses and deferral of pension costs which were required to be recognized in the period incurred; misstated reserves; improper deferral of income; and misclassification of non-operating income as operating income.

     5. As a result of its accounting misstatements, Huntington overstated 2001 operating earnings of $293.5 million by $8.5 million ($.04 per share) and 2002 operating earnings of $328.5 million by $17.1 million ($.08 per share). Had it not been for the accounting misstatements, Huntington’s reported operating EPS for 2001 and 2002 would have been $1.13 and $1.27, respectively, short of Wall Street analyst expectations and senior management’s EPS bonus targets, instead of the $1.17 operating EPS it actually reported for 2001 and the $1.35 operating EPS reported for 2002.

     6. Hoaglin was Huntington’s Chairman, President and Chief Executive Officer during 2001 and 2002, when Huntington employed these improper accounting practices.

     7. McMennamin was Huntington’s CFO during 2001 and 2002, when Huntington employed these improper accounting practices.

     8. Van Fleet was Huntington’s corporate controller during 2001 and 2002, when Huntington employed these improper accounting practices.

     9. The Commission brings this action seeking civil money penalties against the Defendants.

JURISDICTION AND VENUE

     10. This Court has jurisdiction over this action pursuant to Section 22(a) of the Securities Act, 15 U.S.C. §77v(a) and Sections 21(e) and 27 of the Exchange Act ,15 U.S.C. §§78u(e) and 78aa.

     11. The Defendants, directly and indirectly, have made use of the means and instrumentalities of interstate commerce, or of the mails, or the facilities of a national securities exchange in connection with the transactions, acts, practices and courses of business alleged herein.

     12. Venue is proper because certain of these transactions, acts practices and courses of business occurred in the Southern District of Ohio, including, among other things, the signing and certifying of the 2001 and 2002 Form 10-K financial statements.

THE DEFENDANTS

     13. Huntington is a Maryland corporation headquartered in Columbus, Ohio. Huntington is a financial holding company with more than $30 billion in assets. Through its subsidiaries, Huntington provides commercial and consumer banking services, mortgage banking, automobile leasing and financing, equipment leasing, and brokerage services. Its most significant subsidiary, The Huntington National Bank, has more than 300 banking offices in five states. Its common stock is registered with the Commission pursuant to Section 12(g) of the Exchange Act and trades on the Nasdaq National Market under the symbol HBAN. As of December 31, 2003, Huntington had 229,008,088 shares of common stock outstanding and 27,764 shareholders of record.

     14. Hoaglin is a resident of Columbus, Ohio, and has been president and chief executive officer of Huntington since February 15, 2001 and its chairman since August 16, 2001.

     15. McMennamin is a resident of New Albany, Ohio, and was Huntington’s treasurer from November 2000 until February 15, 2005 and its chief financial officer from November 2000 until August 9, 2004. He was Huntington’s vice chairman from November 2000 until he retired from the Bank and resigned all duties effective March 31, 2005.

     16. Van Fleet, who was a licensed CPA until September 2003, is a resident of Lewis Center, Ohio, and was Huntington’s corporate controller from August 2001 until August 9, 2004.

OVERVIEW OF ACCOUNTING PRINCIPLES

     17. The SEC Staff Accounting Bulletin No. 99 (“SAB 99”), issued in August 1999, states that qualitative factors may cause a misstatement of an item in a financial statement of a quantitatively small amount to be material, including, particularly relevant to Huntington, whether the misstatement hides a failure to meet analysts’ consensus expectations and whether the misstatement has the effect of increasing management’s compensation by satisfying requirements for the award of bonuses or other forms of incentive compensation.

     18. During 2001 and 2002, Huntington failed to account for fees received in connection with the origination of automobile lease financing and loans, in accordance with generally accepted accounting principals (“GAAP”), as required by Financial Accounting Standard No. 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring

Loans and Initial Direct Costs of Leases (“FAS 91”). FAS 91 requires that “[l]oan origination fees shall be deferred and recognized over the life of the loan as an adjustment of yield (interest income)” unless the difference between this method and an alternative accounting treatment is not material. Contrary to this requirement, beginning in 1997, with the concurrence of its outside auditors, Huntington recognized all such fees as income in the period received.

     19. During 2001 and 2002, Huntington also improperly deferred, rather than expensed sales commissions paid to Bank employees for obtaining certain new deposit accounts. Under GAAP, as stated in ¶ 86b of Statement of Financial Statement Concepts No. 5, Recognition and Measurement in Financial Statements of Business Enterprises, “[m]any expenses, such as selling and administrative salaries, are recognized during the period in which cash is spent or liabilities are incurred for goods and services that are used up either simultaneously with acquisition or soon after.” Huntington began this practice in 1997, with the concurrence of its outside auditors.

     20. In 2002, Huntington changed its method of accounting for pension settlement costs from immediately expensing the cost in the period incurred to deferring the cost and amortizing it over approximately eight years. This accounting change was not disclosed in the Bank’s financial statements. Accounting Principles Board (“APB”) Opinion No. 20, states:

The Board concludes that in the preparation of financial statements there is a presumption that an accounting principle once adopted should not be changed in accounting for events and transactions of a similar type. Consistent use of accounting principles from one accounting period to another enhances the utility of financial statements to users by facilitating analysis and understanding of comparative accounting data ... the presumption that an entity should not change an accounting principle may be overcome only if the enterprise justifies the use of an alternative acceptable accounting principle on the basis that it is preferable ... the nature of and justification for a change in accounting principle and its effect on income should be disclosed in the financial statements of the period in which the change is made. The justification for the change should explain clearly why the newly adopted accounting principle is preferable.

Huntington did not justify or explain why its newly adopted accounting method for pension settlement costs was preferable in its 2002 financial statements.

     21. Huntington historically maintained a “leakage reserve” in its financial statements to cover uninsured losses incurred when the decline in value of leased automobiles at lease expiration exceeded expectations. For the first time, at year-end 2002, the Bank discounted the reserve under a present value concept, in violation of GAAP. FAS 5, Accounting for Contingencies, contains the relevant standards for accruing probable losses, such as Huntington’s leakage reserve. FAS 5 requires that, “[a]n estimated loss from a loss contingency ... shall be accrued by a charge to income” if it is probable that a liability had been incurred and the amount of loss can be reasonably estimated. FAS 5 does not permit present value techniques to be used to estimate the range of loss.

THE MANAGEMENT INCENTIVE PLAN

     22. Huntington’s compensation of its senior management personnel included a bonus component calculated in accordance with its Management Incentive Plan (the “Plan”). Prior to 2001, Huntington’s senior officer bonuses were determined by corporate performance as measured by return on shareholder equity. In 2001, the Compensation Committee, based on Hoaglin’s recommendation, changed the Plan for Group 1 participants to a single benchmark: EPS.

     23. In 2001, under the Plan, bonuses were triggered if specific EPS targets were met: EPS of $1.15 for the minimum bonus, $1.18 for the target bonus, and $1.25 or above for the maximum bonus (with differing amounts due at each cent of differential earnings within those ranges). Although Hoaglin was a Group 1 participant in 2001, under his employment contract he was guaranteed a minimum bonus of $420,000 for that year. In 2001, while other performance based factors also affected the bonuses of McMennamin and Van Fleet, 75% of McMennamin’s bonus and 25% of Van Fleet’s bonus were based on the EPS targets.

     24. In 2002, Group 1 bonuses were based entirely on meeting EPS targets: EPS of $1.32 for the minimum bonus, $1.35 for the target bonus, and $1.40 or above for the maximum bonus (again, with differing amounts due at each cent of differential earnings within those ranges). That year, bonuses for Hoaglin and McMennamin were based entirely on the EPS targets and 40% of Van Fleet’s bonus was based on the EPS targets.

     25. Under the Plan, Huntington’s Compensation Committee could reduce or eliminate an award in light of “extraordinary events,” including asset write-downs; litigation or claim judgments or settlements; the effect of changes in the law, accounting principles or other provisions affecting reported results; accruals for reorganization and restructuring programs; capital gains and losses; special charges in connection with mergers and acquisitions; and any extraordinary, non-recurring items as described in APB No. 30. In 2002, according to a memorandum from Hoaglin dated March 29, 2002 summarizing the plan for beneficiaries, “any special charges or significant accounting rule changes that occur in 2002, will neither benefit nor negatively effect the [EPS] calculation under this plan....”

     26. In 2001, the Compensation Committee based the EPS component of management bonuses on Huntington’s operating EPS, excluding approximately $115 million of restructuring and special charges and $14 million in losses from the sale of the Bank’s Florida operations from the bonus computations.

     27. In 2002, the Compensation Committee again based the EPS aspect of management bonuses strictly on the Bank’s operating EPS, excluding approximately $73 million in gains

(realized from the sale of Florida operations and Huntington’s merchant services business) and approximately $38 million in losses (recorded for restructuring and special charges) from the bonus computations.

HUNTINGTON’S EARNINGS GUIDANCE TO THE PUBLIC

     28. In both 2001 and 2002, Huntington released predictions to analysts and the public for expected “operating earnings” for the year. The guidance was reviewed and revised in quarterly earnings announcements and analyst calls. Based in part on these predictions, Wall Street analysts estimated what they believed would be Huntington’s operating EPS. The average of the estimates of the analysts was commonly referred to as the “consensus estimate.” In July 2001, after Hoaglin became CEO, Huntington estimated operating EPS of $1.15 to $1.17 for the 2001 year. The analyst consensus operating EPS estimate for 2001 was $1.17 per share.

     29. In a January 2002 press release, Huntington announced it anticipated 2002 EPS of $1.32 to $1.36 per share. In April 2002 and again in July 2002, Hoaglin told the public that he was comfortable with the previous guidance. On October 17, 2002, in discussing Huntington’s quarterly numbers on a conference call, Hoaglin said that Huntington expected EPS of $.34 to $.35 for the fourth quarter. The analyst consensus estimate for the fourth quarter was $.35 per share and $1.33 for the full year 2002.

HUNTINGTON’S 2001 FORM 10-K

     30. Pursuant to FAS 91, the Bank was required to recognize loan and lease origination fees and costs over the life of the loan or lease unless the difference between this method and an alternative method was not material. Despite the materiality of the difference in method, the Bank recognized the fees as income in the period received and deferred the associated costs. In

1997, before Hoaglin and McMennamin joined the Bank and before Van Fleet became controller at the Bank, Huntington changed its historical practice, which complied with FAS 91, and began recognizing origination fees as income entirely in the period received while deferring the related costs paid to automobile dealers for placing leases with Huntington. Huntington continued its improper non-GAAP accounting for loan and lease origination fees and costs in 2001 and 2002.

     31. Huntington’s disclosure of its accounting policy for origination costs and fees in its 2001 Form 10-K at Note 1 to the financial statements stated “[n]et direct loan origination costs/fees, when material, are deferred and amortized over the term of the loan as a yield adjustment.” However, until August 2002, Huntington failed to determine whether the difference between its changed accounting treatment of loan and lease origination fees and the treatment required under FAS 91 was material, and deferred no loan origination fees at all in 2002.

     32. Beginning about 1997, Huntington also changed its historical practice of expensing sales commissions paid to employees for originating deposit accounts in the year paid, and began amortizing them over the expected life of the accounts. Although not specifically addressed in the accounting pronouncements, it is a generally accepted accounting practice to expense sales commissions in the period paid. Huntington continued this improper non-GAAP practice in 2001 and 2002.

     33. Huntington learned in the fourth quarter of 2001 that it had a gain resulting from an increase in the cash surrender value of certain bank owned insurance life insurance (“BOLI”) on the lives of key bank officers, of which the Bank was beneficiary. In November 2001, McMennamin recommended to Hoaglin that, rather than recognizing the gain in that period,

Huntington “save it” for 2002, because Huntington would meet the street earnings consensus EPS estimates in 2001 without the gain. Accordingly, Huntington improperly postponed recognition of the 2001 gain to 2002. This accounting item was never discussed or reviewed at any of the 2002 due diligence meetings.

IMPACT OF 2001 ACCOUNTING MISSTATEMENTS
ON OPERATING EARNINGS AND EPS

     34. Huntington’s 2001 accounting misstatements increased its operating earnings in 2001 and enabled it to meet analyst consensus estimates of $1.17 per share. The extent of the misstatements on earnings and EPS is set forth in the table below:

			Operating
		Amt (in	Earnings
Year		thousands)	per share
2001	Huntington’s operating earnings in Form 10-K	$293,522	$1.17
	Improper accounting for loan origination fees	(9,847)	(.04)
	Improper accounting for commission expenses	(1,582)	(.01)
	Improper accounting for officers’ life insurance	2,882	.01
	Actual operating earnings	$284,975	$1.13

THE BANK’S 2002 EARNINGS INITIATIVE

     35. McMennamin prepared Full Year Forecasts (“FYF”) to track operating earnings and EPS. The FYF prepared for January 2002 revealed that earnings were anticipated to be materially less than the guidance Hoaglin and McMennamin had given analysts.

     36. McMennamin prepared a memorandum dated March 17, 2002, entitled “2002 Earnings Initiative,” summarizing the earnings to date and the projections for the rest of 2002. The memorandum made clear that first quarter EPS of $.28, was short of the $.31 EPS guidance previously given to analysts and that substantial additional initiatives would be needed in order to meet analyst earnings expectations for the year. McMennamin recommended to Hoaglin that the Bank revise its earnings guidance to disclose the lower than projected earnings.

     37. Thereafter, the Bank made a series of accounting adjustments, eliminating the forecast of earnings shortfall and allowing Huntington to report to investors and analysts that first quarter operating EPS were $.31 as projected.

THE 2002 CEO/CFO CERTIFICATION DUE DILIGENCE MEETINGS

     38. On July 26, 2002, Huntington’s outside counsel sent a memorandum to Hoaglin, McMennamin, Van Fleet, and other Huntington executives, addressing the certification requirements ordered by the SEC in June 2002. The memorandum lays out the materiality requirements specified by SAB 99 and states that to determine materiality of an accounting misstatement or omission required the Bank to consider qualitative factors, including whether the impact of the accounting misstatements or omissions affected executive compensation or hid a failure to meet analyst consensus expectations.

     39. On August 4, 2002, senior executives from Huntington began a series of “due diligence” meetings in anticipation of the signing and filing of the certifications by Hoaglin and McMennamin, as the Bank’s CEO and CFO, respectively. McMennamin, Van Fleet, and senior members of Huntington’s legal department attended the August 4, 2002 meeting as did the Bank’s external audit senior manager and Huntington’s outside counsel. The senior executives in attendance were cognizant of the qualitative as well as quantitative standards for determining materiality, as described in the memorandum from outside counsel dated July 26, 2002.

     40. The consensus was that the only possibly relevant SAB 99 qualitative materiality factor was whether the item under consideration concerned a segment or other portion of business that had been identified as playing a significant role in the Bank’s operations or profitability as it related to the potential impact of FAS 91 on the accounting treatment of loan and lease acquisition fees.

     41. An additional due diligence meeting was held on August 8, 2002 to follow up on the FAS 91 issues. The senior managers, executives and others in attendance, including the Bank’s outside audit engagement partner, decided that the FAS 91 issues, including the issue related to deposit commissions, were not material either individually or in the aggregate.

     42. Additional due diligence meetings were held on August 12, and then in October 2002, November 2002, and January 2003. Each of the aforementioned accounting misstatements made by Huntington that had the effect of overstating operating earnings, other than its failure to properly recognize the gain on the increase in the value of BOLI in 2001 rather than 2002, was discussed at the due diligence meetings. In the final due diligence meeting held on January 15, 2003, which Hoaglin, McMennamin, Van Fleet, senior members of Huntington’s legal department, and the Bank’s outside auditor all attended, the group reviewed each of the accounting misstatements (other than BOLI) and decided that none of the items was material. However, the senior executives of the Bank failed to follow the procedures for determining materiality under SAB 99 provided by Huntington’s outside counsel. At the time of their participation in the due diligence meetings, Hoaglin, McMennamin, and Van Fleet all knew or should have known the impact the accounting misstatements had on bonuses and the Bank’s ability to meet analyst expectations.

HUNTINGTON’S 2002 FORM 10-K

     43. In 2002, the Bank continued the non-GAAP accounting practice of recording as income in the period received the entire amount of loan and lease origination fees and deferring the costs associated with those fees.

     44. In 2002, Huntington continued its non-GAAP accounting practice of capitalizing and amortizing the costs of deposit commissions rather than expensing the costs in the period paid. Huntington also improperly recognized as income in 2002 the gain resulting from the increase in the cash surrender value of BOLI that the Bank had realized in 2001.

     45. In October 2002, Huntington’s pension actuary advised Van Fleet that there would be a pension settlement loss of $3.4 million. After conferring with the Bank’s outside auditors, who concluded that the change was not inappropriate and was not sufficiently material to require disclosure, McMennamin and Van Fleet changed the Bank’s accounting method from expensing the loss in the period incurred to deferring the loss and amortizing it against income over eight years, thereby increasing Huntington’s 2002 reported after-tax earnings by $2.2 million, or one cent per share. Even though qualitatively material, the accounting change was not disclosed in Huntington’s 2002 financial statements as required by GAAP.

     46. Huntington failed to apply its accounting policy for pension settlement costs consistently from year to year and failed to disclose in its financial statements, as required by APB No. 20, the nature of and justification for its change in accounting principle, and the effect on income .

     47. Just before Huntington’s books were closed on January 4, 2003, they reflected operating EPS of $1.338, short of Huntington’s internal operating EPS target of $1.35. That same day, Van Fleet directed the Assistant Controller to release $2.2 million from a previously analyzed restructuring reserve ($1.4 million on an after tax basis), thereby increasing earnings per share by $.008 and boosting full year operating earnings per share to $1.346. That number was rounded up to $1.35, precisely the target operating EPS.

     48. Although the amount of the reduction in the reserve may have been appropriate, Huntington improperly reported the $2.2 million reserve reversal as operating income in its financial statements even though the reserves established in 2001 and 2002 had been recorded as non-operating special charges. The misclassification allowed Huntington to meet its target EPS of $1.35 per share and materially affected senior management bonuses.

     49. Each quarter, Huntington and its risk management group estimated a “leakage reserve” to cover uninsured losses incurred when the decline in value of leased automobiles at lease expiration exceeded the insured value. Historically, the reserve was set within the range estimated by the Bank’s risk management group.

     50. On January 6, 2003, Huntington’s risk management group completed its analysis of the reserve, estimating it to range from $22.9 to $33.26 million. Setting the reserve at $22.9 million, the low end of that range, would have required Huntington to record an expense of $2.7 million (the difference between the $22.9 million and the then balance on the books of $20.2 million), which would have reduced Huntington’s operating earnings on an after tax basis by $1.8 million, or one cent per share. Van Fleet was advised that on a present value basis the low end of the range for the reserve would be approximately $21.2 million.

     51. Van Fleet used this information to prepare a schedule given to the January 15 due diligence participants, which showed that using a 5% discount rate, the present value of the estimated range for the leakage reserve ranged from $21.2 million to $30.8 million. The Bank had never before discounted the reserve in this manner. The book balance of $20.2 million, which was still $1 million less than the amount calculated improperly using the present value analysis remained unchanged.

     52. By failing to adjust its books and records and financial statements to properly reflect the calculated reserve, Huntington violated GAAP. Hoaglin, who received a copy of the January 11 meeting minutes and attended the January 15 meeting at which the issue was discussed, and McMennamin and Van Fleet, who attended both meetings, all knew about the misstatement before the 2002 Form 10-K was filed. By failing to make the adjustment,

Huntington overstated its 2002 operating earnings by $1.8 million, or one cent per share.

IMPACT OF 2002 ACCOUNTING MISSTATEMENTS
ON OPERATING EARNINGS AND EPS

     53. In 2002, the accounting misstatements enabled Huntington to report operating earnings per share of $1.35, beating consensus analyst estimates for 2002 by $.02 and precisely meeting Target EPS bonus levels. The impact of the misstatements on earnings and earnings per share is set forth in the table below:

			Operating
		Amt (in	Earnings
Year		thousands)	per share
2002	Reported operating earnings in Form 10-K	$328,522	$1.35
	Improper accounting for loan origination fees	(7,957)	(.037)
	Improper accounting for commission expenses	(875)	(.003)
	Improper accounting for officers’ life insurance	(2,882)	(.01)
	Improper accounting for pension expense	(2,193)	(.01)
	Improper classification of restructuring reserve	(1,430)	(.01)
	Improper accounting for auto residual reserve	(1,755)	(.01)
	Actual operating earnings	$311,430	$1.27

THE NOVEMBER 14, 2003 RESTATEMENT

     54. On July 17, 2003, Huntington issued a press release announcing a series of voluntary steps in reaction to the Commission’s investigation, including a decision to restate its earnings to address certain accounting issues.

     55. On November 14, 2003 Huntington filed an amended Form 10-K with the Commission which restated its 2001 and 2002 earnings.

     56. The restatement corrected the improper accounting for loan and lease origination fees and costs, commission expenses, pension settlement costs, and officers’ life insurance gain.

FIRST CLAIM FOR RELIEF
Violations of Sections 17(a)(2) and (3) of the Securities Act
(Huntington, McMennamin and Van Fleet)

     57. The Commission realleges and incorporates by reference herein the averments of paragraphs 1 through 56 of the Complaint.

     58. Defendants Huntington, McMennamin and Van Fleet in the offer or sale of Huntington securities, by the use of the means or instruments of transportation or communication in interstate commerce, or by the use of the mails, directly or indirectly have: (a) obtained money or property by means of untrue statement of a material fact or omitted to state material facts necessary to make the statement made, in light of the circumstances under which they were made, not misleading, and (b) engaged in transactions, practices, or a course of business which operated or would operate as a fraud or deceit upon purchasers of Huntington securities and upon other persons.

     59. By reason of the foregoing, Huntington, McMennamin and Van Fleet violated Sections 17(a)(2) and 17(a)(3) of the Securities Act, 15 U.S.C. §77q(a).

SECOND CLAIM FOR RELIEF
Violations of Section 13(a) of the Exchange Act
and Rules 12b-20, and 13a-1
(Huntington)

     60. The Commission realleges and incorporates by reference herein the averments of paragraphs 1 through 56 of the Complaint.

     61. Huntington failed to file with the Commission such reports as the Commission has prescribed, and to include therein, in addition to the information expressly required to be stated in such reports, such further material information as was necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

     62. By reason of the foregoing, Huntington violated Section 13(a) of the Exchange Act, 15 U.S.C. §78m(a) and Rules 12b-20, and 13a-1 thereunder, 17 C.F.R. §§240.12b-20, and 240.13a-1.

THIRD CLAIM FOR RELIEF
Violation of Section 13(b)(2) of the Exchange Act
(Huntington)

     63. The Commission realleges and incorporates by reference herein the averments of paragraphs 1 through 56 of the Complaint.

     64. Huntington failed to:

          a. make and keep books, records, and accounts, which in reasonable detail, accurately and fairly reflected the transactions and disposition of its assets; and,

          b. devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that:

               i. transactions are executed in accordance with management’s general or specific authorization; and,

               ii. transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements.

     65. By reason of the foregoing, Huntington violated Section 13(b)(2) of the Exchange Act, 15 U.S.C. § 78m(b)(2).

FOURTH CLAIM FOR RELIEF

Violations of Rule 13a-14 of the Exchange Act
(Hoaglin and McMennamin)

     66. The Commission realleges and incorporates by reference herein the averments of paragraphs 1 through 57 of the Complaint.

     67. Hoaglin and McMennamin as the principle executive officers of Huntington were required to, and did, sign a certification to be included in each report filed under section 13(a) of the Exchange Act, 15 U.S.C.§78m(a), stating, in relevant part:

          a. based on his knowledge, the report does not contain any untrue statements of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the report;

          b. based on his knowledge, the financial statements, and other financial information included in the report, fairly present in all material respects the financial condition, results of operations and cash flows of Huntington as of, and for, the periods presented in the report;

          c. he designed disclosure controls and procedures, as prescribed;

          d. he evaluated the effectiveness of Huntington’s disclosure controls and procedures, as prescribed; and

          e. he has disclosed, based on his most recent evaluation, to Huntington’s Auditors and the audit committee of the board of directors all significant deficiencies in the design or operation of internal controls which could adversely affect Huntington’s ability to record, process, summarize and report financial data and that he has identified for the auditors any material weaknesses in internal controls.

     68. Such certification was materially false. By reason of the foregoing, Hoaglin and McMennamin violated Rule 13a-14 of the Exchange Act, 17 C.F.R.§240.13a-14.

FIFTH CLAIM FOR RELIEF
Violations of Section 13(b)(5) of the Exchange Act and Rule 13b2-1
(McMennamin and Van Fleet)

     69. The Commission realleges and incorporates by reference herein the averments of paragraphs 1 through 57 of the Complaint.

     70. Section 13(b)(5) of the Exchange Act [15 U.S.C. §78m(b)(5)] provides that no person shall knowingly circumvent of knowingly fail to implement a system of internal controls or knowingly falsify and book, record, or account described in Section 13(b)(2) of the Exchange Act [15 U. S. C. §78m(b)(2)]. Rule 13b2-1 of the Exchange Act [17 C. F. R. §240.13b2-1] provides that no person shall, directly or indirectly, falsify or cause to be falsified, any book, record, or account subject to Section 13(b)(2)(A) of the Exchange Act [15 U.S.C. §78m(b)(2)(A)].

     71. By reason of the foregoing, McMennamin and Van Fleet violated Section 13(b)(5) of the Exchange Act, 15 U. S. C. §78m(b)(5), and Rule 13b2-1 thereunder, 17 C. F. R. §240.13b2-1.

PRAYER FOR RELIEF

     WHEREFORE, the Commission respectfully requests that the Court grant a Final Judgment pursuant to Section 20(d) of the Securities Act [15 U.S.C. §77t(d)] and Section 21(d)(3) of the Exchange Act [15 U.S.C. §78u(d)(3)]:

I.

     Ordering Huntington to pay a $7,500,000.00 civil money penalty;

II.

     Ordering Hoaglin to pay a $150,000.00 civil money penalty;

III.

     Ordering McMennamin to pay a $150,000.00 civil money penalty; and

IV.

     Ordering Van Fleet to pay a $25,000.00 civil money penalty.

     All such civil money penalties may be distributed pursuant to Section 308(a) of the Sarbanes-Oxley Act of 2002 (“Fair Fund distribution”). Regardless of whether any such Fair Fund distribution is made, amounts ordered to be paid as civil money penalties pursuant to this action shall be treated as penalties paid to the government for all purposes, including all tax purposes. To preserve the deterrent effect of the civil penalty, no Defendant shall after offset or reduction in any Related Investor Action based on the Defendant’s payment of disgorgement in the related administrative proceeding, argue that the Defendant is entitled to, nor shall the Defendant further benefit by offset or reduction of any part of his payment of a civil penalty in this action (“Penalty Offset”). If the court in any Related Investor Action grants such a Penalty Offset, each Defendant party to such Action shall, within 30 days after entry of a final order granting the Penalty Offset, notify the Commission’s counsel in this action and pay the amount of the Penalty Offset to the United States Treasury or to a Fair Fund, as the Commission directs. Such a payment shall not be deemed an additional civil penalty and shall not be deemed to change the amount of the civil penalty imposed in this proceeding. For purposes of this paragraph, a “Related Investor Action” means a private damages action brought against any Defendant by or on behalf of one or more investors based on substantially the same facts as alleged in the Complaint in this action.

V.

     Granting such other and further relief as this Court deems just and proper.

Dated: May 31, 2005

Washington, D. C.

By:

Alan M. Lieberman
Attorney for Plaintiff
United States Securities and
Exchange Commission
100 F. St., N. E.
Washington, D. C. 20549-4631
Tel: 202-551-4474
Fax: 202-772-9245

Of Counsel:

Paul R. Berger
Mark J. Kreitman
Robert B. Hanson
Robert E. Anderson

Local Counsel:

Mark D’Alessandro